Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates and the related financial statements of the companies listed below which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                          Price Waterhouse LLP Office
            Company                          Date                 City, State
            -------                          ----                 -----------
Dispatch Management Services, Corp.   September 15, 1997  Detroit, Michigan
Atlantic Freight Systems, Inc.        September 3, 1997   Philadelphia, Pennsylvania
Aero Special Delivery Service, Inc.   September 9, 1997   San Francisco, California
Gregory W. Austin (dba Battery Point
 Messenger and Alpha Express)         August 29, 1997     San Francisco, California
Washington Express Services, Inc.     August 29, 1997     Washington, D C.
MLQ Express, Inc.                     August 27, 1997     Atlanta, Georgia
American Eagle Endeavors, Inc.        September 5, 1997   Minneapolis, Minnesota
A&W Couriers, Inc.                    September 12, 1997  Austin, Texas
Fleetfoot Max, Inc.                   October 7, 1997     Seattle, Washington
Expressit Couriers, Inc.              September 5, 1997   Detroit, Michigan
Express Enterprise, Inc.              September 4, 1997   Detroit, Michigan
Bullit Courier Services, Inc.         September 11, 1997  Detroit, Michigan
Profall, Inc.                         September 15, 1997  Los Angeles, California
Kangaroo Express                      September 5, 1997   Denver, Colorado
National Messenger, Inc.              September 15, 1991  Los Angeles, California
S-Car-Go Courier, Inc.                August 29, 1997     San Francisco, California
Transpeed Courier Services, Inc.      September 5, 1997   Denver, Colorado

PRICE WATERHOUSE LLP

November 10, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates and the related financial statements of the companies listed below which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

               Company                                    Date
               -------                                    ----

Brookside Systems and Programming Limited          October 15, 1997
Bridge Wharf Investments Limited
      (excluding the mail room services
       operations)                                 October 15, 1997
Security Despatch Limited (excluding the
      mail room services operations)               October 15, 1997

PRICE WATERHOUSE

London, England
November 10, 1997